                                                                  EXHIBIT 21.2

                        WFS FINANCIAL 1996-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 1997
                     for Distribution Date of March 20, 1997


================================================================================================================================
                      ORIGINAL         BEGINNING                                           PRIOR       CURRENT
                     PRINCIPAL       OUTSTANDING                        ACCELERATED    PRINCIPAL     PRINCIPAL
                       BALANCE         PRINCIPAL         PRINCIPAL        PRINCIPAL     CARRYOVER    CARRYOVER       PRINCIPAL
      CLASSES                            BALANCE     DISTRIBUTABLE          PORTION     SHORTFALL    SHORTFALL     DISTRIBUTION
================================================================================================================================
     A-1            91,500,000.00     40,808,872.58   40,808,872.58            0.00          0.00         0.00    40,808,872.58

     A-2           160,000,000.00    160,000,000.00    5,402,131.17    2,356,900.47          0.00         0.00     7,759,031.64

     A-3           165,000,000.00    165,000,000.00            0.00            0.00          0.00         0.00             0.00

     A-4            75,700,000.00     75,700,000.00            0.00            0.00          0.00         0.00             0.00

  Certificate       42,800,000.00     42,800,000.00            0.00            0.00          0.00         0.00             0.00





   TOTAL           535,000,000.00    484,308,872.58   46,211,003.75    2,356,900.47          0.00         0.00    48,567,904.22



--------------------------============================
                           REMAINING             TOTAL
                         OUTSTANDING         PRINCIPAL
                           PRINCIPAL      AND INTEREST
     CLASSES                  BALANCE     DISTRIBUTION
---------------------------===========================
    A-1                          0.00    41,383,257.46

    A-2                152,240,968.36    10,239,031.64

    A-3                165,000,000.00     2,701,875.00

    A-4                 75,700,000.00     1,286,900.00

 Certificate            42,800,000.00       738,300.00





   TOTAL               435,740,968.36    56,349,364.10


-----------------------------------------------------------------------------------------------------------------------------
                                                        PRIOR        CURRENT
                                                     INTEREST       INTEREST                         DEFICIENCY        POLICY
         NOTE      INTEREST        CALCULATED       CARRYOVER      CARRYOVER          INTEREST            CLAIM         CLAIM
      CLASSES          RATE          INTEREST       SHORTFAL       SHORTFALL      DISTRIBUTION           AMOUNT        AMOUNT
-----------------------------------------------------------------------------------------------------------------------------
     A-1              5.63%       574,384.88            0.00            0.00        574,384.88             0.00          0.00

     A-2              6.20%     2,480,000.00            0.00            0.00      2,480,000.00             0.00          0.00

     A-3              6.55%     2,701,875.00            0.00            0.00      2,701,875.00             0.00          0.00

     A-4              6.80%     1,286,900.00            0.00            0.00      1,286,900.00             0.00          0.00

  Certificate         6.90%       738,300.00            0.00            0.00        738,300.00             0.00          0.00


                                                                                                           0.00          0.00


                                                                                             Note Percentage           100.00%


                                                                                      Certificate Percentage             0.00%


    TOTAL                       7,781,459.88            0.00            0.00      7,781,459.88

                        WFS FINANCIAL 1996-C OWNER TRUST
                          Distribution Date Statement
              for Master Service Report Date of February 28, 1997
                    for Distribution Date of March 20, 1997


================================================================================


COLLECTIONS
                                                                                                                 DOLLARS
Payments received                                                                                             59,069,567.50


      Plus:
            Servicer Advances                                                             2,578,907.83
            Reimbursement of holds                                                          809,075.14
                                                                                         -------------
                                                                                                               3,387,982.97

       Less:
            Reimbursement Advances
            Funds deposited in Holds Account                                             (1,790,676.97)
                                                                                           (945,664.07)
                                                                                         -------------
                                                                                                              (2,736,341.04)
                                                                                                              -============

Total Funds Available for Distribution                                                                        59,721,209.43
                                                                                                              -============





DISTRIBUTIONS


     Servicing Fee                                                                          937,876.00
     Trustee and Other Fees                                                                 198,052.35
     Other Miscellaneous Payments                                                           212,233.16
                                                                                         -------------
                                                                                                               1,348,161.51

     Note Interest Distributable Amount - Class A-1                  574,384.88
     Note Interest Distributable Amount - Class A-2                2,480,000.00
     Note Interest Distributable Amount - Class A-3                2,701,875.00
     Note Interest Distributable Amount - Class A-4                1,286,900.00
                                                                  -------------

         Total Note Interest Distributable Amount                  7,043,159.88

     Certificate Interest Distributable Amount                       738,300.00
                                                                  -------------

Total Interest Distribution                                                               7,781,459.88



     Note Principal Distributable Amount - Class A-1 thru A-3     48,567,904.22

     Note Principal Distributable Amount - Class A-4                       0.00

     Certificate Principal Distributable Amount                            0.00
                                                                  -------------

Total Principal Distribution                                                             48,567,904.22
                                                                                         -------------

Total Principal and Interest Distribution                                                                     56,349,364.10

     Spread Account Deposit                                                                                    2,023,683.82


Total Distributions                                                                                           59,721,209.43
                                                                                                              -============

                        WFS FINANCIAL 1996-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 1997
                     for Distribution Date of March 20, 1997


================================================================================

 PORTFOLIO DATA:
                                                                 # of loans
       Beginning Security Balance                                      46,201                                 484,308,872.58

           Less Scheduled Principal Balance                                 0             20,623,970.95
             Accelerated Principal Portion                                  0              2,356,900.47
             Full Prepayments                                           1,976             16,952,730.65
             Partial Prepayments                                            0                      0.00
             Liquidations                                                 894              8,634,302.15
                                                                                          -------------
                                                                                                               48,567,904.22
                                                                                                              --------------
       Ending Security Balance                                         43,331                                 435,740,968.36

 OTHER RELATED INFORMATION:

 Spread Account:

      Beginning Balance                                                                   19,506,394.69
            Deposits                                                                       2,023,683.82
            Reductions                                                                             0.00
                                                                                          -------------
      Ending Balance                                                                                           21,530,078.51

      Beginning Initial Deposit Repayment                                                 16,050,000.00
            Repayments                                                                             0.00
                                                                                          -------------
      Ending Initial Deposit Repayment                                                                         16,050,000.00

 Modified Accounts:
      Principal Balance                                                                            0.00%                0.00
      Scheduled Balance                                                                            0.00%                0.00

 Servicer Advances
      Beginning Unreimbursed Advances:                                                     2,042,229.81
      New Advances                                                                         2,578,907.83
      Advances Reimbursed                                                                 (1,790,676.97)
                                                                                          -------------
      Ending Unreimbursed Advances:                                                                             2,830,460.67

 Holding Account:
      Beginning Balance                                                                      767,318.96
      Funds Deposited                                                                        945,664.07
      Withdrawal to Collection Account                                                      (809,075.14)
                                                                                          -------------
      Ending Balance                                                                                              903,907.89

 Net Charge-Off Data:                                            # of loans
      Charge-Offs                                                      1129               6,215,743.17
      Recoveries                                                       516                  951,448.44
                                                                                          ------------
      Net Charge-Offs                                                  613                                      5,264,294.73

 Delinquencies ( P&I):                                           # of loans
       30-59 Days                                                      479                4,543,401.85
       60-89 Days                                                      192                1,841,667.36
       90-119 Days                                                     103                  987,497.48
       120-149 Days                                                      0                        0.00
       150 days and over                                                 0                        0.00


 Repossessions                                                         175                1,017,851.86

 Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
     of the Sale and Servicing Agreement)                                0                                              0.00

 Charge-Off Percentage                                                                                                  4.23%
 Delinquency Percentage                                                                                                 0.79%

 WAC                                                                                                                 15.7687%
 WAM                                                                                                                  51.040

                        WFS FINANCIAL 1996-C OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of February 28, 1997
                     for Distribution Date of March 20, 1997






Detailed Reporting

           See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 28, 1997 and were performed in conformity with the Sale and Servicing Agreement dated June 1, 1996.



                                       ---------------------------------------
                                       Lee A. Whatcott
                                       Executive Vice President
                                       Chief Financial Officer





                                       ---------------------------------------
                                       Mark Olson
                                       Vice President
                                       Controller